Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement No. 333-291994 on Form S-4 filed on the date herewith of Blockfusion Data Centers, Inc. of our report dated May 1, 2026, relating to the consolidated financial statements of Blockfusion Data Centers, Inc. as of December 31, 2025 and for the period from September 29, 2025 (inception) through December 31, 2025, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

May 1, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement No. 333-291994 on Form S-4 filed on the date herewith of Blockfusion Data Centers, Inc. of our report dated May 1, 2026, relating to the consolidated financial statements of Blockfusion USA, Inc. for the years ended December 31, 2025 and 2024, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

May 1, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement No. 333-291994 on Form S-4 filed on the date herewith of Blockfusion Data Centers, Inc. of our report dated February 19, 2026, relating to the financial statements of Blue Acquisition Corp. as of December 31, 2025 and for the period from February 10, 2025 (inception) through December 31, 2025, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

May 1, 2026